NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST REPORTS FIRST QUARTER RESULTS
DALLAS — (May 3, 2006) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today reported the following results and performance measures for the first quarter ended March 31, 2006. The proforma performance measurements for Occupancy, ADR, RevPar, and Hotel Operating Profit include the Company’s 64 core hotels, which exclude 7 hotel assets held for sale through March 31, 2006. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2006, to the first quarter ended March 31, 2005. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
FINANCIAL HIGHLIGHTS
•	Total revenue increased 122.5% to $108.9 million from $49.0 million

•	Net income available to common shareholders was $4.7 million compared to $63,000

•	Net income available to common shareholders per share was $0.09 compared with $0.00

•	Adjusted funds from operations (AFFO) increased 169% to $19.2 million from $7.1 million

•	AFFO per diluted share increased 59% to $0.27 from $0.17

•	Cash available for distribution (CAD) was $17.3 million, or $0.24 per diluted share

•	CAD per share increased by 41.2% for the quarter, or $0.07 per diluted share

•	Declared quarterly common dividend of $0.20 per share

•	Dividend payout ratio was 83.3 % of CAD for the quarter
STRONG INTERNAL GROWTH
•	Proforma revenue per available room (RevPAR) increased 12.0% for hotels not under renovation on a 7.1% increase in ADR to $119.61 and 327-basis point improvement in occupancy

•	Proforma RevPAR increased 11.0% for consolidated hotels on an 8.3% increase in ADR to $118.29 and 171-basis point improvement in occupancy

•	Proforma same-property hotel operating profit for hotels not under renovation improved 8.0%
CAPITAL RECYCLING AND ASSET ALLOCATION
•	Capex invested in first quarter totals $9.7 million

•	Additional Capex estimated for 2006 totals approximately $50 million
EXTERNAL GROWTH
•	Total enterprise value improved to $1.6 billion at March 31, 2006

•	Acquired the Marriott at Research Triangle park in Durham, NC, for $28.0 million in cash and capital improvements planned of $5.7 million

•	Mezzanine and first mortgage loan portfolio totaled $108.1 million at March 31, 2006, with weighted average interest rate of 14.6%
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254 Phone: (972) 490-9600

AHT Announces First Quarter Results

May 3, 2006
PORTFOLIO REVPAR REFLECTS BENEFIT OF VALUE-ADDED RENOVATIONS
As of March 31, 2006, the Company had a portfolio of direct hotel investments consisting of 71 properties, 64 of which were classified in continuing operations. During the first quarter, 52 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for continuing operations on a proforma consolidated and proforma not-under-renovation basis is a measure that reflects a meaningful and more focused comparison of the operating results in its direct hotel portfolio. The Company’s reporting by region and brand includes the results of all the 64 hotels in continuing operations. Details of each category are provided in the tables attached to this release.
•	RevPAR growth by region was led by: East North Central (11 hotels) with a 19.9% increase; West South Central (5) with 18.2%; Middle Atlantic (3) with 15.5%; Pacific (6) with 11.9%; South Atlantic (26) with 8.5%; New England (2) with 8.2%; East South Central (4) with 7.6%; Mountain (5) with 7.3%; and West North Central (2) with 3.1%.

•	RevPAR growth by brand was led by: Starwood (2 hotels) with a 23.7% increase; InterContinental (2) with 17.5%; Hyatt (2) with 14.7%; Hilton (22) with 11.3%; Marriott (28) with 10.9%; Radisson (6) with 4.0%; and independents (2) with an 11.7% decrease.
Monty J. Bennett, President and CEO, commented, “The performance of our portfolio reflects the significant value we have created through the selective assembly of assets with long-term growth potential and an aggressive renovation program. With an additional $50 million set aside for investments in 9 new renovations to begin between now and year end, we expect this program to fuel continued growth in RevPAR and hotel operating profit. Additionally we have opportunities to further enhance our hotel operating margins and we are confident our property managers can help us realize the value inherent in the assets we have renovated. While our hotel operating profit for the 52 hotels not under renovation was up $1.9 million, or 8%, for the quarter our profit margin decreased by 80 basis points. This was primarily the result of an unfavorable comparison to the 15 CNL hotels which had a different management fee structure in 2005 and resulted in an increased expense of 80 basis points as well as an overall escalation of uncontrollable costs for energy, insurance and franchise fees of 40 basis points. Additionally, the Company has strategically increased service levels at certain hotels, which in the long term will add to our RevPAR growth, but in the short term affects year over year expense comparisons. As we look forward in 2006 we believe these cost challenges will work themselves through our statements and should be alleviated in the second half of the year.”
FINANCING ACTIVITY LOWERS BORROWING COSTS
At March 31, 2006, the Company’s net debt, defined as total debt less cash, to total enterprise value, defined as net debt plus the market value of all common shares, preferred shares and operating partnership units outstanding was 38.6% based upon the Company’s closing stock price of $12.40. As of March 31, 2006, the Company’s $719.8 million debt portfolio consisted of approximately 97% of fixed-rate debt and approximately 3% of variable-rate debt, with a total weighted average interest rate of 5.56%. The Company’s weighted average debt maturity is 9.2 years.
On January 25, 2006, in an underwritten follow-on public offering, the Company issued 12,107,623 shares of its common stock at $11.15 per share, which generated gross proceeds of approximately $135.0 million. The aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $128.1 million. The net proceeds were used for a $60.0 million pay-down on the Company’s $100.0 million credit facility due August 17, 2008, a $45.0 million pay-down on the Company’s $45.0 million mortgage loan due October 10, 2007 secured by the Hyatt Dulles, and the $28.0 million acquisition of the Marriott at Research Triangle Park. The additional share count resulting from the capital raise caused AFFO per diluted share to decrease by $0.02 for the quarter from what it would
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AHT Announces First Quarter Results

May 3, 2006
have otherwise been. On April 19, 2006 the Company utilized the benefit from the capital raise to acquire the Pan Pacific Hotel in San Francisco for $95 million.
On April 3, 2006, the Company modified its $45.0 million mortgage note payable secured by the Hyatt Dulles, due October 10, 2007, at an interest rate of LIBOR plus 2%, to a $47.5 million revolving credit facility, with a revolving period through October 11, 2006, maturity remaining through October 10, 2007, and interest rates during the revolving period ranging from LIBOR plus 1% to LIBOR plus 1.5% depending on the outstanding balance. After the revolving period expires, the interest rate resumes its original rate of LIBOR plus 2%. Consistent with the original mortgage, the modified credit facility requires monthly interest-only payments and has three one-year extension options.
FIRST QUARTER INVESTMENT ACTIVITY
On February 24, 2006, the Company acquired the Marriott at Research Triangle Park in Durham, NC, for $28.0 million in cash. The purchase price, on a pro-forma basis excluding Marriott incentive management fees that are not payable going forward by Ashford and using a 5% FF&E reserve, equates to a 9.5x trailing twelve-month EBITDA multiple, an EBITDA yield of 10.5% and a trailing twelve-month net operating income capitalization rate of 8.5%. The property generated revenues of $9.9 million on a trailing twelve month basis.
On March 24, 2006, the Company sold eight non-core hotels for a total sales price of $102 million. The sale price includes $93.7 million of existing financing assumed by the buyer. The hotels, which are all Generation One Residence Inns, were acquired by Ashford in June 2005 as part of the 30-hotel portfolio acquired from CNL Hotels and Resorts. Collectively, the properties were sold at a 9.1% net operating income (NOI) capitalization rate on trailing 12-month net operating income. The hotels had been designated as non-core properties along with seven other hotels in that portfolio. The remaining 15 core hotels from the original 30 hotels purchased as of March 31, 2006 produce a trailing 12-month NOI return of 9.2% and EBITDA yield of 10.1% based upon their original allocated purchase price.
SUBSEQUENT INVESTMENT ACTIVITY
On April 1, 2006, Company management made a strategic decision to discontinue further sales efforts related to the seven remaining hotels, a portfolio of Towne Place Suites, classified as assets held for sale and included in income from discontinued operations as of and for the three months ended March 31, 2006. Over the last twelve months the Revpar for these hotels has increased over 16% while EBITDA has increased over 22%. Consequently, the Company will classify such assets and operating results as continuing operations in future periods. Such assets will be reported at the lower of carrying value (net of depreciation not recognized while said assets were held for sale) or fair value. In addition, all income statement results previously reported as discontinued related to these hotels will be reclassified to continuing operations for all comparative future periods.
On April 19, 2006, the Company acquired the Pan Pacific San Francisco Hotel in San Francisco, California, for approximately $95.0 million in cash. The Company used proceeds from its credit facility to fund this acquisition. The Company immediately re-branded this hotel to a JW Marriott and expects to invest $10 million to renovate and upgrade the property. On a forward twelve-month basis, the purchase price equates to a 12.2x EBITDA multiple, an EBITDA yield of 8.2% and a net operating income capitalization rate of 6.5% with projected annual revenues of $32 million. The purchase price equates to a trailing twelve-month net operating income capitalization rate of 3.9% and a 5.0% EBITDA yield. The property generated revenues of $25.5 million for the calendar year 2005.
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AHT Announces First Quarter Results

May 3, 2006
INVESTMENT OUTLOOK
Mr. Bennett concluded, “We believe 2006 will be our best year yet, and the first quarter has lived up to that lofty expectation in terms of internal growth and new investments, further strengthening of our capital structure and capital recycling. Year to date, we have acquired two assets for a total of $123 million. In a competitive market filled with low cap rate deals, we were able to source these very attractive opportunities with much higher first year returns, exceptional brands and markets experiencing rapid RevPAR growth. Our continued success in recycling over $100 million in capital with the sale of ten assets and the transition of our debt structure to 97% fixed rates has also created a strong platform to execute our investment strategy. We are very optimistic this strategy will continue to produce strong year-over-year growth in all of our key metrics — AFFO, CAD, RevPAR and hotel operating profit.”
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call at 11:00 a.m. eastern time on May 4, 2006, to discuss the first quarter results. The number to call for this interactive teleconference is 913-981-5533. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the confirmation number, 1042667.
The Company will also provide an online simulcast and rebroadcast of its first quarter 2006 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as on http://www.videonewswire.com/event.asp?id=33199 on May 4, 2006, beginning at 11:00 a.m. eastern time. The online replay will follow shortly after the call and continue for approximately one year.
Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, Hotel Operating Profit, nor CAD represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.
* * * * *
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use
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AHT Announces First Quarter Results

May 3, 2006
the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, timing for closings, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-3, (File Number 333-114283), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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AHT Announces First Quarter Results

May 1, 2006
ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2006	March 31, 2005
REVENUE
Rooms	$84,458	$36,612
Food and beverage	16,074	7,573
Other	4,117	1,889

Total hotel revenue	104,649	46,074

Interest income from notes receivable	3,946	2,548
Asset management fees from affiliates	318	338

Total Revenue	108,913	48,960

EXPENSES
Hotel operating expenses
Rooms	18,290	8,138
Food and beverage	12,499	5,666
Other direct	1,718	850
Indirect	32,551	14,051
Management fees	4,134	1,457

Total hotel expenses	69,192	30,162

Property taxes, insurance, and other	5,603	2,573
Depreciation and amortization	10,935	4,291
Corporate general and administrative:
Stock-based compensation	940	620
Other corporate and administrative	3,870	2,680

Total Operating Expenses	90,540	40,326

OPERATING INCOME	18,373	8,634

Interest income	494	277
Interest expense	(11,432)	(4,024)
Amortization of loan costs	(514)	(948)
Write-off of loan costs and exit fees	(687)	(151)
Loss on debt extinguishment	—	(2,257)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	6,234	1,531

(Provision for) benefit from income taxes	(78)	242
Minority interest	(1,079)	(304)

INCOME FROM CONTINUING OPERATIONS	5,077	1,469

Income (loss) from discontinued operations, net	2,385	(18)

NET INCOME	7,462	1,451
Preferred dividends	2,719	1,388

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,743	$63

Basic and Diluted:
Income From Continuing Operations Per Share Available To Common Shareholders	$0.05	$—

Income (Loss) From Discontinued Operations Per Share	$0.05	$—

Net Income Per Share Available To Common Shareholders	$0.09	$—

Weighted Average Common Shares Outstanding	51,924,540	33,449,674

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AHT Announces First Quarter Results

May 1, 2006
ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Investment in hotel properties, net	$1,098,621	$1,066,962
Cash and cash equivalents	88,323	57,995
Restricted cash	9,483	27,842
Accounts receivable, net of allowance of $461 and $366, respectively	24,853	21,355
Inventories	1,274	1,186
Assets held for sale	42,181	157,579
Notes receivable	108,106	107,985
Deferred costs, net	12,706	13,975
Prepaid expenses	7,620	9,662
Other assets	9,728	4,014
Intangible assets, net	1,160	1,181
Due from third-party hotel managers	16,230	12,274
Due from affiliates	1,665	476

Total assets	$1,421,950	$1,482,486

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$719,807	$908,623
Capital leases payable	357	453
Accounts payable	12,931	9,984
Accrued expenses	24,239	21,054
Dividends payable	16,253	13,703
Deferred income	324	338
Due to third-party hotel managers	1,711	1,385
Due to affiliates	3,565	5,654

Total liabilities	779,187	961,194

Commitments and contingencies
Minority interest	86,662	87,969
Preferred stock, $0.01 par value:
Series B Cumulative Convertible Redeemable Preferred Stock, 7,447,865 issued and outstanding at March 31, 2006 and December 31, 2005	75,000	75,000

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding at March 31, 2006 and December 31, 2005	23	23
Common stock, $0.01 par value, 200,000,000 shares authorized, 56,663,044 and 43,831,394 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	566	438
Additional paid-in capital	528,730	399,127
Accumulated other comprehensive income	1,009	1,372
Accumulated deficit	(49,227)	(42,637)

Total owners’ equity	481,101	358,323

Total liabilities and owners’ equity	$1,421,950	$1,482,486

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AHT Announces First Quarter Results

May 1, 2006
ASHFORD HOSPITALITY TRUST, INC.
FFO and Adjusted FFO
(In Thousands, Except Share And Per Share Amounts)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2006	March 31, 2005
Net income available to common shareholders	$4,743	$63

Plus real estate depreciation and amortization	10,725	4,222
Remove minority interest	1,585	299

FFO available to common shareholders	$17,053	$4,584

Add back dividends on redeemable preferred stock	1,490	159
Add back write-off of loan costs and exit fees	687	151
Add back loss on debt extinguishment	—	2,257

Adjusted FFO	$19,230	$7,151

Adjusted FFO per diluted share available to common shareholders	$0.27	$0.17

Diluted weighted average shares outstanding	70,931,242	41,865,016

ASHFORD HOSPITALITY TRUST, INC.
EBITDA
(In Thousands)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005
Net income	$7,462	$1,451

Add back:
Interest income	494	277
Interest expense and amortization of loan costs	(11,946)	(4,972)
Minority interest	(1,585)	(299)
Depreciation and amortization	(10,935)	(4,297)
(Provision for) benefit from income taxes	(153)	242

	(24,125)	(9,049)

EBITDA	$31,587	$10,500

For the three months ended March 31, 2006, EBITDA has not been adjusted to add back the write-off of loan costs of approximately $687,000.
For the three months ended March 31, 2005, EBITDA has not been adjusted to add back the loss on debt extinguishment of approximately $2.3 million and the write-off of loan costs and exit fees of approximately $151,000.
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AHT Announces First Quarter Results

May 1, 2006
ASHFORD HOSPITALITY TRUST, INC.
CASH AVAILABLE FOR DISTRIBUTION
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	March 31, 2006	(per diluted share)	March 31, 2005	(per diluted share)
Net income available to common shareholders	$4,743	$0.07	$63	$0.00
Add back dividends on redeemable preferred stock	1,490	0.02	159	0.00

Total	$6,233	$0.09	$222	$0.01

Plus real estate depreciation and amortization	10,725	$0.15	4,222	$0.10
Remove minority interest	1,585	0.02	299	0.01
Plus stock-based compensation	940	0.01	620	0.01
Plus amortization of loan costs	514	0.01	948	0.02
Plus write-off of loan costs	687	0.01	151	0.00
Plus loss on debt extinguishment	—	0.00	2,257	0.05
Less debt premium amortization to reduce interest expense	—	0.00	(75)	(0.00)
Less capital improvements reserve	(3,393)	(0.05)	(1,706)	(0.04)

CAD	$17,291	$0.24	$6,938	$0.17

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AHT Announces First Quarter Results

May 1, 2006
ASHFORD HOSPITALITY TRUST, INC.
KEY PERFORMANCE INDICATORS — PRO FORMA
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31,
	2006	2005	% Variance
Room revenues	$85,657,310	$77,178,912	10.98%
RevPar	$84.48	$76.12	10.98%
Occupancy	71.42%	69.71%	2.44%
ADR	$118.29	$109.18	8.34%
NOTE: The above pro forma table includes the 64 hotel properties included in income from continuing operations for the three months ended March 31, 2006 as if all such hotels were owned as of the beginning of the periods presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31,
	2006	2005	% Variance
Room revenues	$68,001,916	$60,716,196	12.00%
RevPar	$88.51	$79.03	12.00%
Occupancy	74.00%	70.73%	4.61%
ADR	$119.61	$111.72	7.06%
NOTE: The above pro forma table includes the 52 hotel properties included in income from continuing operations that were not under renovation during the quarter and year ended March 31, 2006 as if all such hotels were owned as of the beginning of the periods presented.
Excluded Hotels Under Renovation:
     Crowne Plaza Beverly Hills, Embassy Suites Houston, Embassy Suites West Palm Beach, Hilton Nassau Bay, Annapolis Inn, Radisson City Center Indianapolis, Radisson Airport Indianapolis, Radisson Milford, Hilton Ft. Worth, Radisson Rockland, Sheraton Minneapolis, Marriott Residence Inn San Diego
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AHT Announces First Quarter Results

May 1, 2006
ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Region
(Unaudited)

			Three Months Ended		Percent
			March 31,		Change in RevPAR
Region	Number of Hotels	Number of Rooms	2006	2005	Quarter
Pacific (1)	6	1,501	$97.76	$87.36	11.9%
Mountain (2)	5	869	$101.51	$94.57	7.3%
West North Central (3)	2	390	$65.53	$63.57	3.1%
West South Central (4)	5	987	$82.18	$69.54	18.2%
East North Central (5)	11	1,682	$57.29	$47.79	19.9%
East South Central (6)	4	573	$57.11	$53.07	7.6%
Middle Atlantic (7)	3	590	$60.46	$52.32	15.5%
South Atlantic (8)	26	4,339	$100.29	$92.41	8.5%
New England (9)	2	300	$32.84	$30.34	8.2%

Total Portfolio	64	11,231	$84.48	$76.12	11.0%

(1)	Includes California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE: The above pro forma table assumes the 64 hotel properties included in income from continuing operations for the three months ended March 31, 2006 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 7 hotel properties included in discontinued operations at March 31, 2006.
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AHT Announces First Quarter Results

May 1, 2006
ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Brand
(Unaudited)

			Three Months Ended		Percent
			March 31,		Change in RevPAR
Brand	Number of Hotels	Number of Rooms	2006	2005	Quarter
Hilton	22	3,638	$86.80	$77.97	11.3%
Hyatt	2	970	$100.01	$87.16	14.7%
InterContinental	2	420	$152.68	$129.98	17.5%
Independent	2	317	$72.36	$81.94	-11.7%
Marriott	28	4,123	$88.41	$79.72	10.9%
Radisson	6	1,354	$44.53	$42.80	4.0%
Starwood	2	409	$59.51	$48.12	23.7%

Total Portfolio	64	11,231	$84.48	$76.12	11.0%

NOTE: The above pro forma table assumes the 64 hotel properties included in income from continuing operations for the three months ended March 31, 2006 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 7 hotel properties included in discontinued operations at March 31, 2006.
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AHT Announces First Quarter Results

May 1, 2006
ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT
(In Thousands)
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31, 2006	March 31, 2005	% Variance
REVENUE
Rooms	$85,657	$77,179	10.98%
Food and beverage	16,451	16,035	2.59%
Other	3,627	3,326	9.05%

Total hotel revenue	105,735	96,540	9.52%

EXPENSES
Hotel operating expenses
Rooms	18,852	16,953	11.20%
Food and beverage	12,650	11,850	6.75%
Other direct	1,748	1,506	16.07%
Indirect	32,198	28,412	13.33%
Management fees, includes base and incentive fees	5,056	3,857	31.09%

Total hotel operating expenses	70,504	62,578	12.67%

Property taxes, insurance, and other	5,638	5,127	9.97%

HOTEL OPERATING PROFIT (EBITDA)	$29,593	$28,835	2.63%

NOTE: The above pro forma table assumes the 64 hotel properties included in income from continuing operations for the three months ended March 31, 2006 were owned as of the beginning of the periods presented. For the comparative periods presented, the above table excludes the 7 hotel properties included indiscontinued operations at March 31, 2006.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31, 2006	March 31, 2005	% Variance
REVENUE
Rooms	$68,002	$60,716	12.00%
Food and beverage	11,649	11,293	3.15%
Other	2,747	2,409	14.03%

Total hotel revenue	82,398	74,418	10.72%

EXPENSES
Hotel operating expenses
Rooms	15,070	13,673	10.22%
Food and beverage	8,858	8,276	7.03%
Other direct	1,302	1,099	18.47%
Indirect	23,321	20,715	12.58%
Management fees, includes base and incentive fees	4,123	3,124	31.98%

Total hotel operating expenses	52,674	46,887	12.34%

Property taxes, insurance, and other	4,149	3,860	7.49%

HOTEL OPERATING PROFIT (EBITDA)	$25,575	$23,671	8.04%

NOTE: The above pro forma table assumes the 52 hotel properties not under renovation and included in income from continuing operations for the three months ended March 31, 2006 were owned as of the beginning of the periods presented. For the comparative periods presented, the above table excludes the 7 hotel properties included in discontinued operations at March 31, 2006.
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AHT Announces First Quarter Results

May 1, 2006
ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT MARGIN
(Unaudited)
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:
HOTEL OPERATING PROFIT (EBITDA) MARGIN:

1st Quarter 2006	31.0%
1st Quarter 2005	31.8%

Variance	-0.8%

HOTEL OPERATING PROFIT (EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms (1)	-0.1%

Food & Beverage and Other Departmental	-0.3%

Administrative & General (2)	0.4%

Sales & Marketing	-0.1%

Repair & Maintenance (3)	—

Energy (4)	0.1%

Franchise Fee (5)	0.2%

Management Fee (6)	0.1%

Incentive Management Fee (6)	0.7%

Insurance (7)	0.1%

Taxes	-0.2%

Leases/Other	-0.2%

Total	0.8%

NOTE: The above pro forma table assumes the 52 hotel properties not under renovation and included in income from continuing operations for the three months ended March 31, 2006 were owned as of the beginning of the periods presented. For the comparative periods presented, the above table excludes the 7 hotel properties included in discontinued operations at March 31, 2006.
(1) Service levels were increased at many properties during the second half of 2005 which prevented a more favorable first quarter comparison. Occupied rooms increased 461 basis points in the quarter which also increased rooms expense. Management believes rooms profit margin should see improvement in the second half of 2006.
(2) Management staffing was increased at several properties during the second half of 2005 which prevented a more favorable comparison. Also credit card usage as a form of payment has increased significantly during the last six months. Management believes A&G expense should see a more favorable comparison in the second half of 2006.
(3) Maintenance expenses were increased at many properties during the second half of 2005 in order to improve service levels. Occupied rooms increased 461 basis points in the quarter which also increased this expense. Management believes R&M expense comparison should see improvement in the second half of 2006.
(4) Energy costs are currently increasing at a rate higher than RevPAR. Management believes this trend may continue throughout 2006.
(5) These fees are up due to an unfavorable comparison for the Marriott Research Triangle Park which was not a franchised property in 2006, as well as a step-up in Royalty Fee percentages at two hotels. Additionally, customer loyalty program usage has been increasing over the last twelve months.
(6) These fees are up due to an unfavorable comparison for the Marriott managed properties which had a different fee structure in place prior to our acquisition from CNL. A comparable fee comparison for these assets will begin in the third quarter of 2006.
(7) Following the 2005 hurricane season, insurance costs experienced a significant increase. Management believes this unfavorable comparison will continue throughout 2006.

AHT Announces First Quarter Results

May 1, 2006
ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel Operating Profit by Region
(In Thousands)
(Unaudited)

			Three Months Ended				Percent Change in
			March 31,				Hotel Operating Profit
Region	Number of Hotels	Number of Rooms	2006	% Total	2005	% Total	Quarter
Pacific (1)	6	1,501	$5,446	18.4%	$5,454	18.9%	-0.1%
Mountain (2)	5	869	$2,868	9.7%	$2,816	9.8%	1.8%
West North Central (3)	2	390	$772	2.6%	$743	2.6%	3.9%
West South Central (4)	5	987	$2,167	7.3%	$2,116	7.3%	2.4%
East North Central (5)	11	1,682	$2,397	8.1%	$1,729	6.0%	38.6%
East South Central (6)	4	573	$800	2.7%	$695	2.4%	15.1%
Middle Atlantic (7)	3	590	$172	0.6%	$95	0.3%	81.1%
South Atlantic (8)	26	4,339	$15,386	52.0%	$15,420	53.5%	-0.2%
New England (9)	2	300	$(415)	-1.4%	$(233)	-0.8%	78.1%

Total Portfolio	64	11,231	$29,593	100.0%	$28,835	100.0%	2.6%

(1)	Includes California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE: The above pro forma table assumes the 64 hotel properties included in income from continuing operations for the three months ended March 31, 2006 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 7 hotel properties included in discontinued operations at March 31, 2006.
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AHT Announces First Quarter Results

May 1, 2006
Ashford Hospitality Trust, Inc.
Debt Summary
As of March 31, 2006
(in millions)

	Fixed-Rate	Floating-Rate	Total
	Debt	Debt	Debt
$487.1 million mortgage note payable secured by 32 hotel properties, matures between July 1, 2015 and February 1, 2016, at an average interest rate of 5.41%	$487.1	$—	$487.1
$211.5 million term loan secured by 16 hotel properties, matures between December 11, 2014 and December 11, 2015, at an average interest rate of 5.73%	211.5	—	211.5
$100.0 million secured credit facility secured by 6 hotel properties, matures August 17, 2008, at an interest rate of LIBOR plus a range of 1.6% to 1.95% depending on the loan-to-value ratio	—	10.0	10.0
Mortgage note payable secured by one hotel property, matures April 1, 2011, at an interest rate of the average weekly yield for 30-day commercial paper plus 3.4%	—	11.2	11.2

Total Debt Excluding Premium	$698.6	$21.2	$719.8

Percentage of Total	97.05%	2.95%	100.00%

Weighted Average Interest Rate at March 31, 2006			5.56%

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AHT Announces First Quarter Results

May 1, 2006
ASHFORD HOSPITALITY TRUST, INC.
Capital Expenditures Calendar
72 Core Hotels

		2004				2005				2006
		Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated
	Rooms	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Doubletree Suites Columbus	194	x	x	x
Doubletree Suites Dayton	137	x	x	x
Embassy Suites East Syracuse	215	x	x	x
Embassy Suites Phoenix Airport	229		x	x	x
Sheraton Bucks County	187			x	x	x	x
Hyatt Regency Orange County	654				x
Hampton Inn Mall of Georgia	92					x	x
Hampton Inn Terre Haute	112					x	x	x
Hampton Inn Horse Cave	101					x	x	x
Hampton Inn Evansville	141					x	x	x
Hilton St. Petersburg Bayfront	333					x	x	x
Fairfield Inn Evansville West	110					x	x	x
Residence Inn Evansville	78					x	x	x
Fairfield Inn Princeton	73					x	x	x
Courtyard Columbus Tipton Lakes	90					x	x	x
Courtyard Bloomington	117					x	x	x
Radisson Milford	173					x	x		x	x
Residence Inn Salt Lake City	144						x
Hilton Fort Worth	294						x	x	x	x
Historic Inns of Annapolis	124							x	x	x	x
Residence Inn Palm Desert	130							x	x
Embassy Suites Houston	150								x	x
Radisson Rockland	127								x	x
Sheraton Minneapolis West	222								x	x
Residence Inn San Diego Sorrento Mesa	150								x	x
Radisson Hotel Airport — Indianapolis	259								x	x
Hilton Nassau Bay — Clear Lake	243								x	x
Embassy Suites West Palm Beach	160								x	x	x	x
Crowne Plaza Beverly Hills	260								x	x		x	x
Radisson City Center — Indianapolis	371								x	x			x
Crowne Plaza La Concha — Key West	160										x	x
Hilton Santa Fe	157										x	x
Residence Inn Fairfax Merrifield	159										x	x
Courtyard Crystal City Reagan Airport	272										x	x
Hyatt Dulles	316											x	x
SpringHill Suites Kennesaw	90											x	x
SpringHill Suites Jacksonville	102											x	x
Sea Turtle Inn Jacksonville	193											x	x
Courtyard Palm Desert	151											x	x
Marriott at Research Triangle Park	225
Hilton Garden Inn Jacksonville	119
SpringHill Suites BWI Airport	133
SpringHill Suites Centreville	136
SpringHill Suites Gaithersburg	162
Courtyard Overland Park	168
JW Marriott San Francisco	338
TownePlace Suites Boston Tewksbury	95
TownePlace Suites Miami Lakes	95
TownePlace Suites Ft. Worth	95
TownePlace Suites Miami Airport	95
TownePlace Suites Newark Silicon Valley	127
TownePlace Suites Mt. Laurel	95
TownePlace Suites Portland Scarborough	95
Courtyard Atlanta Alpharetta	154
Courtyard Ft. Lauderdale Weston	174
Courtyard Foothill Ranch Irvine	156
Courtyard Louisville Airport	150
Embassy Suites Austin Arboretum	150
Embassy Suites Dallas Galleria	150
Embassy Suites Dulles Int’l	150
Embassy Suites Flagstaff	119
Embassy Suites Las Vegas Airport	220
Fairfield Inn and Suites Kennesaw	87
Hampton Inn Lawrenceville	86
Homewood Suites Mobile	86
Radisson Cincinnati Riverfront	236
Radisson Hotel MacArthur Airport	188
Residence Inn Lake Buena Vista	210
Residence Inn Orlando Sea World	350
SpringHill Suites Charlotte	136
SpringHill Suites Mall of Georgia	96
SpringHill Suites Raleigh Airport	120
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